UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 20, 2013

Affinity Gaming
(Exact name of registrant as specified in its charter)

Nevada	000-54085	02-0815199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3755 Breakthrough Way Suite 300 Las Vegas, NV	89135	(702) 341-2400
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08 Shareholder Director Nominations.

The information set forth below under Item 8.01 is incorporated herein by reference.

Item 8.01 Other Events.

On February 20, 2013, we announced that we will hold our 2013 Annual Meeting of Stockholders on Tuesday, May 14, 2013, at 9:00 a.m., Pacific Time, at the JW Marriott Las Vegas Resort & Spa in Las Vegas, Nevada. Stockholders of record at the close of business on April 5, 2013 will be entitled to notice of and to vote at the Annual Meeting. We have attached a copy of the press release as Exhibit 99.1 and incorporated it herein by reference.

In accordance with Rule 14a-5(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we have determined that we must receive shareholder proposals to be considered for inclusion in our proxy statement for the Annual Meeting pursuant to Rule 14a-8 of the Exchange Act at our principal executive offices by the close of business on or before March 15, 2013. You should direct shareholder proposals to the attention of the Corporate Secretary, Affinity Gaming, 3755 Breakthrough Way, Suite 300, Las Vegas, Nevada, 89135. Shareholder proposals must also comply with our Bylaws and the rules of the Securities and Exchange Commission regarding the inclusion of shareholder proposals in proxy materials, and we may omit any such shareholder proposal which does not comply with applicable requirements.

In accordance with the advance notice requirements contained in our Bylaws, for director nominations or other business to be brought before the Annual Meeting by a shareholder outside of Rule 14a-8 of the Exchange Act to be considered timely, we must receive written notice at our principal executive offices by the close of business on or before March 15, 2013. You should direct shareholder notices in the same manner as stated in the preceding paragraph. Shareholder notices must also comply with our Bylaws and other applicable laws, and we may omit any such shareholder notice which does not comply with applicable requirements.

Item 9.01(d) Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Affinity Gaming

Date:	February 20, 2013	By:	/s/ Donna Lehmann
		Name:	Donna Lehmann
		Title:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated February 20, 2013